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                                                                 EXHIBIT 21.1


                           SUBSIDIARIES OF THE REGISTRANTS

PACKAGING CORPORATION OF AMERICA

     - Dahlonega Packaging Corporation
          State of Incorporation:          Delaware
          Other trade names used:          none

     - Dixie Container Corporation
          State of Incorporation           Virginia
          Other trade names used:          none

     - PCA Hydro, Inc.
          State of Incorporation:          Delaware
          Other trade names used:          none

     - PCA Tomahawk Corporation
          State of Incorporation:          Delaware
          Other trade names used:          none

     - PCA Valdosta Corporation
          State of Incorporation:          Delaware
          Other trade names used:          none


OTHER REGISTRANTS

Dahlonega Packaging Corporation, Dixie Container Corporation, PCA Hydro, Inc., PCA Tomahawk Corporation and PCA Valdosta Corporation do not have subsidiaries.